Exhibit 23.1

Consent of Independent Registered Public Accounting Firm

We hereby consent to the incorporation by reference in the Registration Statements on Form S-1 (Nos. 333-227909), Form S-3 (Nos. 333-236025) and Form S-8 (Nos. 333-136728, 333-127717, 333-218853 and 333-236024) of Isoray, Inc. and Subsidiaries of our report dated September 24, 2020, relating to the consolidated financial statements which appears in this Form 10-K.

/s/ DeCoria, Maichel & Teague, P.S.

Spokane, Washington
September 24, 2020